Exhibit 99.906 Cert

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

          In conjunction with the Semi-Annual Report to Shareholders on Form N-CSR of Pacific Funds (the “Fund”) for the fiscal period ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), Thomas C. Sutton, as Chief Executive Officer of the Fund, James T. Morris, as President of the Fund and Brian D. Klemens, as Treasurer (Principal Financial and Accounting Officer) of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.

Date: November 20, 2006

/s/ THOMAS C. SUTTON

Thomas C. Sutton Chief Executive Officer, Pacific Funds

/s/ JAMES T. MORRIS

James T. Morris President, Pacific Funds

/s/ BRIAN D. KLEMENS

Brian D. Klemens Treasurer (Principal Financial and Accounting Officer), Pacific Funds